                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) July 10, 1998


                      GEMSTAR INTERNATIONAL GROUP LIMITED
   ------------------------------------------------------------------------
             (Exact name of registrant as specified in charter)


   BRITISH VIRGIN ISLANDS            0-26878                    N/A
   ------------------------------------------------------------------------
   (State or other                 (Commission            (I.R.S. employer
   jurisdiction of                 file number)           identification
   incorporation)                                         number)


       135 NORTH LOS ROBLES AVENUE, SUITE 800, PASADENA, CALIFORNIA
   ------------------------------------------------------------------------
                   (Address of principal executive offices)


             Registrant's telephone number, including area code:
                                (626) 792-5700
                                --------------


   ------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 5.    OTHER EVENTS
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      ADOPTION OF SHAREHOLDER RIGHTS PLAN.  On July 10, 1998, the Board of
Directors of Gemstar International Group Limited (the "Company") declared a dividend of one preference share purchase right (a "Right") for each outstanding share of Ordinary Shares, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable on the later of (i) July 10, 1998, or (ii) such date as permitted by the Nasdaq Stock Market (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preference Shares, par value $0.01 per share (the "Preferred Shares"), of the Company at a price of $225.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

      Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, other than the except person (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. Mr. Thomas Lau, a director and current holder of approximately 23.9% (on a fully diluted basis) of the currently outstanding Common Shares of the Company, is exempt from the definition of Acquiring Person unless he (or his affiliates or associates) acquires additional Common Shares after the date of adoption of the Rights Agreement.

      The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of


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the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on July 10, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common


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Share.  These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The Redemption of the Rights may be made effective at such time

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on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

       Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

       A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated July 13, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

       AMENDMENTS TO AMENDED AND RESTATED ARTICLES OF ASSOCIATION AND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION. On July 10, 1998, the Board of Directors amended the Amended and Restated Articles of Association (i) to provide that only such business as has been properly brought before an annual meeting of members of the Company may be considered at such a meeting; (ii) to provide that only persons who are properly nominated shall be eligible for election as directors and that the minimum number of directors shall be three and the maximum number shall be ten; (iii) to provide that any action to be taken by members must be effected at a duly called annual or special meeting of such members and may not be effected by any consent in writing by such members; (iv) to require special votes of the members to approve certain mergers, consolidations, sales of assets and other transactions; and (v) to provide that the foregoing amendments to the Amended and Restated Articles of Association may be amended only by the members, upon an affirmative vote of not less than 66 2/3% of the outstanding shares entitled to vote thereon.

       A copy of the amendments to the Amended and Restated Articles of Association and Amended and Restated Memorandum of Association is filed with the Securities and Exchange Commission as Exhibit 1.1 to this Form 8-K. This summary description of the amendments does not purport to be complete and is qualified in its entirety by reference to the amendments, which is hereby incorporated herein by reference.

ITEM 7.    EXHIBITS
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           Reference is made to the EXhibit Index annexed hereto and made a part hereof.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      GEMSTAR INTERNATIONAL GROUP LIMITED


Date:  July 13, 1998                  By:  /s/ Larry Goldberg
                                           --------------------------------
                                           Name:  Larry Goldberg
                                           Title: Secretary

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                                 EXHIBIT INDEX


EXHIBIT NO.            NAME OF ITEM
-----------            ------------
1.1                    Certificate of Director of Gemstar
                       International Group Limited and
                       attached Resolutions of the Board of
                       Directors setting forth amendments to
                       the Amended and Restated Articles of
                       Association and Amended and Restated
                       Memorandum of Association

4.1                    Rights Agreement, dated as of July 10,
                       1998, between Gemstar International
                       Group Limited and American Stock
                       Transfer & Trust Company, as Rights
                       Agent including as Exhibit A thereto the amendments to Gemstar International Group
                       Limited's Amended and Restated Memorandum of Association designating the Junior
                       Participating Preference Shares
                       (incorporated by reference to Exhibit
                       2 to the Registration Statement on
                       Form 8-A dated July 13, 1998 filed with
                       the Securities and Exchange Commission
                       by Gemstar International Group Limited
                       (the "Form 8-A")).

20.1                   Press Release, dated July 12, 1998.

20.2                   Form of Summary of Rights to be sent
                       to holders of ordinary shares of Gemstar
                       International Group Limited (incorporated by reference to Exhibit 3 to the Form 8-A).

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